Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Andrew Samuel (717) 724-2800

Tower Bancorp, Inc. Successfully Completes $50 Million

Common Stock Offering

HARRISBURG, Pa. - September 2, 2009 - Tower Bancorp, Inc. (NASDAQ: TOBC) announced today that it has completed a public offering of 1,968,509 shares of its common stock, including 99,350 shares offered by certain officers and directors of the Company, at a price of $26.75 per share. Directors and executive officers of the Company and its subsidiary bank, and their respective affiliates, purchased an aggregate of 67,891 shares of common stock in the offering.

The net proceeds to the Company after deducting underwriting discounts and commissions and estimated expenses are estimated to be approximately $47.1 million. The Company did not receive any proceeds from the sale of common stock by the selling securityholders in the offering.

"We are very pleased with the successful completion of our common stock offering, which is a testament to the strength of our organization and our strategy of building strong relationships that bring value to our employees, customers, shareholders and the communities we serve," said Andrew Samuel, chairman, president, and CEO of Tower Bancorp, Inc. "The additional capital raised by this offering adds to our already strong capital levels and positions us to take full advantage of the exciting growth opportunities in our market area."

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. A prospectus supplement and accompanying prospectus may be obtained from Raymond James & Associates, Inc. at 888 Carillon Parkway, St. Petersburg, FL 33716 or by telephone at (727) 567-2400.

About Tower Bancorp, Inc.

Tower Bancorp, Inc. is the parent company of Graystone Tower Bank, a full-service community bank operating 25 branch offices in central Pennsylvania and Maryland through two divisions, Graystone Bank and Tower Bank. With total assets of approximately $1.3 billion, Tower Bancorp's unparalleled competitive advantage is its more than 300 employees and a strong corporate culture paired with a clear vision that has provided customers with uncompromising services and individualized solutions to every financial need. Tower Bancorp's common stock is listed on the NASDAQ Global Market under the symbol "TOBC." More information about Tower Bancorp and its divisions can be found on the internet at www.yourtowerbank.com, www.graystonebank.com and www.towerbancorp.com. Information on Tower Bancorp's website does not constitute any part of nor is any such information incorporated by reference in the prospectus or prospectus supplement.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company's business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Tower Bancorp, Inc.'s filings with the Securities and Exchange Commission (SEC). The statements included herein are valid only as of the date hereof and Tower Bancorp, Inc. disclaims any obligation to update this information.

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